Exhibit 5.1

October 25, 2010

Sigma-Aldrich Corporation

3050 Spruce Street

St. Louis, Missouri 63103

Re:     Public offering of 3.375% Notes due November 1, 2020

Ladies and Gentlemen:

We have acted as special counsel to Sigma-Aldrich Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the public offering of an aggregate principal amount of $300,000,000 of the Company’s 3.375% Notes due November 1, 2020 (the “Notes”). The Notes are being issued pursuant to an Indenture (the “Indenture,” and collectively with the Notes, the “Transaction Documents”) to be executed on or about October 28, 2010 between the Company and Deutsche Bank Trust Company Americas (the “Trustee”). All capitalized terms which are defined in the Underwriting Agreement (as defined below) shall have the same meanings when used herein, unless otherwise specified.

In connection herewith, we have examined:

(1) the automatic shelf Registration Statement on Form S-3 (File No. 333-170109, the “Registration Statement”) filed by the Company with the Commission under the Securities Act on October 25, 2010;

(2) the Prospectus dated October 25, 2010 included in the Registration Statement (the “Base Prospectus”);

(3) the Preliminary Prospectus Supplement dated October 25, 2010 (collectively with the Base Prospectus, the “Preliminary Prospectus”);

(4) the Prospectus Supplement dated October 25, 2010 (collectively with the Base Prospectus, the “Prospectus”);

(5) the Final Term Sheet listed on Annex I to the Agreement (the “Final Term Sheet” and collectively, with the Preliminary Prospectus, the “Disclosure Package”);

(6) the Indenture;

Sigma-Aldrich Corporation

October 25, 2010

(7) Resolutions adopted by an authorized officer of the Company dated October 25, 2010 setting forth the terms of the Notes;

(8) the form of Notes; and

(9) the Underwriting Agreement, dated October 25, 2010 (the “Underwriting Agreement”), by and among the Company and Banc of America Securities LLC and J.P. Morgan Securities LLC, as Representatives of the several underwriters named in Schedule A therein (collectively, the “Underwriters”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Underwriting Agreement, the Indenture and certificates and statements of appropriate representatives of the Company.

In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that upon the execution and delivery of the Indenture by the Company and the Trustee, Notes will have been duly authorized, and when duly executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered to the Underwriters, in exchange for payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits provided by the Indenture.

Sigma-Aldrich Corporation

October 25, 2010

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a) Our opinions herein reflect only the application of applicable laws of the State of New York and the Federal laws of the United States of America and, to the extent required by the foregoing opinions, the General Corporation Law of the State of Delaware, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b) Our opinions herein may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

(c) Our opinions herein are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) require compliance with or impose standards relating to fiduciary duties or fairness; (ii) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (iii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iv) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (v) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (vi) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d) We express no opinion as to:

(i) the enforceability of any provision in any of the Indenture or the Notes purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, (F) modify or waive the rights to notice, legal defenses, statutes of limitations and statutes of repose (including the tolling of the same) or other benefits that cannot be waived under applicable law; or (G) govern choice of law or conflict of laws.

(ii) the enforceability of (A) any rights to indemnification or contribution provided for in the Indenture or the Notes which are violative of public policy underlying any law, rule or regulation (including any Federal or state securities law, rule or regulation) or the legality of such rights, or (B) provisions in the Indenture whose terms are left open for later resolution by the parties.

Sigma-Aldrich Corporation

October 25, 2010

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP